Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony M. Sanfilippo, Carlos A. Ruisanchez, and John A. Godfrey, and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities such person holds on behalf of Pinnacle Entertainment, Inc. and/or any of its subsidiaries, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Registration Statement”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned, the Registration Statement, and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anthony M. Sanfilippo	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2012
Anthony M. Sanfilippo

/s/ Carlos A. Ruisanchez	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2012
Carlos A. Ruisanchez

/s/ Stephen C. Comer	Director	March 5, 2012
Stephen C. Comer

/s/ John V. Giovenco	Director	March 5, 2012
John V. Giovenco

/s/ Richard J. Goeglein	Chairman of the Board and Director	March 5, 2012
Richard J. Goeglein

/s/ Bruce A. Leslie	Director	March 5, 2012
Bruce A. Leslie

/s/ James L. Martineau	Director	March 5, 2012
James L. Martineau

/s/ Lynn P. Reitnouer	Director	March 5, 2012
Lynn P. Reitnouer